EXHIBIT 10.4C

                        GREATER ATLANTIC FINANCIAL CORP.
                       1997 STOCK OPTION AND WARRANT PLAN
                                WARRANT AGREEMENT

NAME OF RECIPIENT:              [EXECUTIVE]

NUMBER OF SHARES
SUBJECT TO THIS WARRANT:        55,000 shares

EXERCISE PRICE:                 $5.00

TERM OF WARRANT:           This Warrant  expires on November 14, 2007.
                           (The term of this Warrant shall not exceed 10 years commencing on the Date of Grant).

PAYMENT OF EXERCISE PRICE: The  Exercise  Price  may be  paid  in cash or in any combination of cash or Common Stock of Greater Atlantic Financial Corp. having a Fair Market Value on the exercise date equal to the total Exercise Price. Payment may also be effected by a cashless exercise with a qualifying broker-dealer.

DATE OF GRANT:             November 14, 1997

VOTING: The Recipient shall have no rights as a shareholder with respect to any shares of Common Stock covered by this Warrant until the date of issuance of a stock certificate for the Common Stock acquired by exercise of this Warrant.

DISTRIBUTION:              Shares of Common  Stock  obtained by the  exercise of
                           this   Warrant  will  be   distributed   as  soon  as
                           practicable following exercise.

DESIGNATION
OF BENEFICIARY:            The   Recipient   may   designate   in  writing   the
                           beneficiary who is to receive, in the event of death, any Common Stock the Recipient would be entitled to receive upon the exercise of this Warrant.






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NON-TRANSFERABILITY:       Warrants   shall   not  be   transferred,   assigned,
                           hypothecated, or disposed of in any manner by the Recipient other than by will or the laws of intestate succession. The Recipient may, however, petition the Committee to permit transfer or assignment of this Warrant if such transfer or assignment is, in the Committee's sole determination, for valid estate planning purposes and permitted under the Internal Revenue Code of 1986, as amended and the Securities Exchange Act of 1934, as amended.


MODIFICATION AND  WAIVER:  This    Warrant   may   be   amended   or   modified,
                           prospectively or  retroactively;  provided,  however,
                           that no such amendment or modification will adversely
                           affect  the  rights  of  the  Recipient   under  this
                           agreement without his or her written consent.

         This Warrant Agreement is subject to the terms and conditions of the Greater Atlantic Financial Corp. Stock Option and Warrant Plan (the "Plan"). All capitalized terms herein shall have the same meaning as those contained in the Plan.

         The Recipient hereby acknowledges that all decisions, determinations and interpretations of the Board of Directors, or the Committee thereof, in response of the Plan and this Warrant Agreement are final and conclusive.

         IN WITNESS WHEREOF, Greater Atlantic Financial Corp. has caused this Warrant Agreement to be executed, and the Recipient has hereunto set his hand, as of the ____ day of ___________, 1998.

                                         GREATER ATLANTIC FINANCIAL CORP.

                                         Board of Directors

                                         By:
                                            -----------------------------------



                                         RECIPIENT



                                         ---------------------------------------
                                             [EXECUTIVE]



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